UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 15, 2010

Online Resources Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-26123	52-1623052
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4795 Meadow Wood Lane, Chantilly, Virginia		20151
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-653-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

In connection with his employment as President and Chief Executive Officer, the Company entered into a Letter Agreement with Joseph L. Cowan on June 15, 2010 (the "Letter Agreement"). Mr. Cowan’s employment with the Company is "at will" and may be terminated by Mr. Cowan or the Company at any time and for any reason. Mr. Cowan has agreed to devote substantially all of his professional time, attention and efforts to the performance of his duties to the Company and not render services to any other business without the written consent of the Board. Mr. Cowan is permitted to serve on civic or charitable boards or engage in charitable activities without remuneration subject to the prior approval of the Board, and is permitted to continue serving on the Board of Directors of Blackboard Inc. Mr. Cowan has agreed to non-competition and non-solicitation covenants during the tenure of his employment and for the 12 and 24 months, respectively, following the termination of his employment. In addition, Mr. Cowan has agreed to enter into the Company’s standard Confidentiality and Non-Disclosure Agreement.

Under the Letter Agreement, Mr. Cowan will be paid a base salary of not less than $500,000 and will be eligible for an annual performance bonus under the Company’s Annual Incentive Plan. The target amount of Mr. Cowan’s bonus shall be 100% and the maximum amount shall be 150% of base salary, subject to achievement of goals and objectives established by the Management Development and Compensation Committee (the "Committee") of the Board.

In connection with his employment for 2010, Mr. Cowan will receive an award of options with a value on the grant date equal to $750,000 and an award of restricted stock with a value on the grant date of $1,000,000. The awards vest in four equal annual installments subject to Mr. Cowan’s continued employment. These awards were granted outside of the Company’s Amended and Restated 2005 Restricted Stock and Option Plan in accordance with NASDAQ Listing Rule 5635(c)(4) as an inducement to Mr. Cowan’s entry into employment with the Company. After 2010, Mr. Cowan will be eligible to receive annual equity awards consistent with terms for other senior executives of the Company and in the amount determined by the Committee.

In addition, Mr. Cowan will purchase the number of shares of common stock with a value of $500,000 on the date of purchase and will receive a grant of an equal number of matching shares. The matching shares vest in full after a period of 9 months and both the matching shares and the purchased shares may not be sold by Mr. Cowan until after he terminates his employment.

Mr. Cowan also will participate in employee benefit plans and arrangements made available to senior executives of the Company, and will receive an allowance of up to $36,000 annually for temporary housing and automobile expenses. He will also be subject to customary restrictions on competition of the Company and solicitation of the Company’s customers and employees.

If Mr. Cowan is terminated by the Company other than for "cause" or "disability" or he resigns for "good reason" (other than during the 12 months following a "change in control") as such terms are defined in the Letter Agreement, and if Mr. Cowan provides the Company with a general release of claims, then Mr. Cowan will receive the following: (i) a severance payment of 1.5 times the amount of his average base salary and performance bonus for the past 3 years (or 1 times this amount if his termination occurs during the first year he is employed); (ii) a partial payment of his cash bonus for the year of termination based on the amount accrued and prorated for the portion of the year in which he was employed; (iii) payment of a portion of his premiums if he elects to continue health insurance coverage under COBRA for a period of up to 18 months (12 months if his termination is during the first year); and (iv) his equity awards will continue to vest for an additional 18 months (12 months if his termination is during the first year).

If Mr. Cowan is terminated by the Company other than for "cause" or "disability" or he resigns for "good reason" during the 12 months following a "change in control", then Mr. Cowan will receive the following: (i) a severance payment of 1.5 times his average base salary and bonus; (ii) a partial payment of his cash bonus for the year of termination; and (iii) payment of a portion of his COBRA premiums for up to 18 months. In addition, if Mr. Cowan’s termination occurs on or after the first anniversary of his date of hire, his equity awards will vest based on the price at which shares are sold by the Company in the change in control (or if no shares are sold by the Company, the average closing price for the 30 days preceding the change in control). If the price per share is less than $7 per share, then 50% of his unvested equity awards will vest. If the price is at least $9 per share, then 100% of the awards will vest. If the price is between $7 and $9 per share, the percentage vesting will be linearly interpolated between 50% and 100%.

Item 3.02 Unregistered Sales of Equity Securities.

On June 17, 2010, the Company sold 107,066 shares of common stock to Joseph L. Cowan for an aggregate purchase price of $499,998.22. No commission or other compensation is being paid. The Company is relying upon Rule 506 of Regulation D under the Securities Act of 1933, as amended, in connection with the issuance of these shares. These shares were sold pursuant to the terms of the Letter Agreement described in Item 1.01 above.

On June 17, 2010, the Company awarded to Mr. Cowan grants of restricted stock totaling 321,198 shares of common stock. These awards were granted outside of the Company’s Amended and Restated 2005 Restricted Stock and Option Plan in accordance with NASDAQ Listing Rule 5635(c)(4) as an inducement to Mr. Cowan’s entry into employment with the Company. The Company is relying upon Rule 506 of Regulation D under the Securities Act of 1933, as amended, in connection with the issuance of these shares. 107,066 of the restricted stock shares granted will vest in full after a period of 9 months. The remaining 214,132 of the restricted stock shares granted will vest in four equal annual installments subject to Mr. Cowan’s continued employment with the Company. These shares were issued pursuant to the terms of the Letter Agreement described in Item 1.01 above.

On June 17, 2010, the Company awarded to Mr. Cowan 266,080 options to purchase shares of common stock of the Company. These awards were granted outside of the Company’s Amended and Restated 2005 Restricted Stock and Option Plan in accordance with NASDAQ Listing Rule 5635(c)(4) as an inducement to Mr. Cowan’s entry into employment with the Company. The Company is relying upon Rule 506 of Regulation D under the Securities Act of 1933, as amended, in connection with the issuance of these options and the underlying shares. The options vest in four equal annual installments subject to Mr. Cowan’s continued employment with the Company. These options were issued pursuant to the terms of the Letter Agreement described in Item 1.01 above.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective June 15, 2010, John C. Dorman resigned as interim Chief Executive Officer of the Company. Effective June 15, 2010, Mr. Dorman was elected the sole Chairman of the Board of Directors of the Company.

(c) Effective June 15, 2010, Joseph L. Cowan was appointed President and Chief Executive Officer of the Company. Since June 2009, Mr. Cowan served as a consultant with Vector Capital, a venture capital investment firm. Mr. Cowan served as chief executive officer and a member of the Board of Directors of Interwoven Inc., a provider of content management software, from April 2007 until its acquisition by Autonomy, Inc. in March 2009. He served as chief executive officer and a director of Manugistics Group, Inc., a provider of supply chain management software, from July 2004 to July 2006. From November 2002 to December 2003, Mr. Cowan served as president and chief executive officer of EXE Technologies, Inc., a provider of supply chain execution and warehouse management systems. From April 2001 to November 2002, he served as president and chief executive officer of Invensys Automation & Information Systems, a business unit of Invensys plc. From July 2000 to April 2001, Mr. Cowan served as president and chief executive officer of Wonderware, a business unit of Invensys plc, and from April 1998 to July 2000 he served as senior vice president, sales and marketing, of Wonderware. Mr. Cowan currently serves as a director of Blackboard Inc., a leading provider of enterprise software applications and related services to the education industry Mr. Cowan received a BS degree from Auburn University and an MS degree from Arizona State University. Mr. Cowan is 61 years old.

In connection with his employment as President and Chief Executive Officer, the Company entered into a Letter Agreement described in Item 1.01 above.

(d) On June 15, 2010, the Board of Directors of the Company elected Joseph L. Cowan to fill the vacant directorship whose term expires at the Company’s 2011 Annual Stockholders’ Meeting. Mr. Cowan’s background and experience are described in Item 5.02(c) above. Mr. Cowan’s committee appointments have not been determined at this time. Since Mr. Cowan is an employee of the Company, Mr. Cowan will not receive any compensation as a director.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Online Resources Corporation

June 21, 2010	By:	Catherine A. Graham

Name: Catherine A. Graham
Title: Vice President, Chief Financial Officer